CERTIFICATE NO. ______                             CERTIFICATE FOR ______ RIGHTS

                     RIGHTS CERTIFICATE EVIDENCING RIGHTS TO
                                    PURCHASE
                          SHARES OF BENEFICIAL INTEREST

                           ($1.00 par value per Share)
                                       OF
                              WINTHROP REALTY TRUST
       (formerly FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS)
                 (Organized Under the Laws of the State of Ohio)

      THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PROSPECTUS, DATED MARCH __, 2006 (THE "PROSPECTUS"), OF WINTHROP REALTY TRUST AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM NATIONAL CITY BANK, AS SUBSCRIPTION AGENT (THE "SUBSCRIPTION AGENT").

      THIS RIGHTS CERTIFICATE OR A NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL BY 5:00 P.M., NEW YORK CITY TIME, ON APRIL 27, 2006, UNLESS EXTENDED BY THE COMPANY (THE "EXPIRATION TIME"). THE ABILITY OF THE HOLDER HEREOF TO EXERCISE RIGHTS PURSUANT TO THE BASIC SUBSCRIPTION (AS DESCRIBED BELOW) OR TO PURCHASE COMMON SHARES PURSUANT TO THE OVERSUBSCRIPTION PRIVILEGE (AS DESCRIBED BELOW) WILL EXPIRE AT THE EXPIRATION TIME. RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION TIME WILL NO LONGER BE EXERCISABLE AND WILL HAVE NO VALUE. ANY EXERCISE OF RIGHTS PURSUANT TO THE BASIC SUBSCRIPTION AND ANY EXERCISE OF THE OVERSUBSCRIPTION PRIVILEGE ARE REVOCABLE PRIOR TO THE EXPIRATION TIME.

      THIS CERTIFIES THAT_______________________________________________________
is the registered holder of the number of non-transferable rights set forth above (the "Rights"), each of which entitles such owner to subscribe for and purchase (the "Basic Subscription") one Share of Beneficial Interest, $1.00 par value per share (the "Common Shares"), of Winthrop Realty Trust, a real estate investment trust organized under the laws of the State of Ohio (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Instructions as to Use of Rights Certificates (the "Instructions"). The subscription price for each Right is $5.25 (the "Subscription Price"). Only holders of Common Shares and holders of Series B-1 Cumulative Convertible Redeemable Preferred Shares at the close of business on March 22, 2006 (the "Record Date") are entitled to exercise Rights pursuant to the Basic Subscription.

      The Rights will expire at 5:00 p.m., New York City Time, on April 27, 2006, or such later time and date as the Company may determine in its sole discretion (the "Expiration Time"). The Rights are only exercisable upon the terms specified herein, in the Prospectus and in the Instructions. The Rights are not transferable, except by operation of law. Subject to the conditions set forth in the Prospectus, the valid exercise of all of the Rights represented by this Rights Certificate shall also entitle the holder thereof to subscribe for and purchase Common Shares not purchased by the other holders of Rights through their exercise of such Rights (the "Oversubscription Privilege"). If a holder elects to exercise the Oversubscription Privilege, such holder must do so concurrently with its exercise of the Basic Subscription.

      The holder of this Rights Certificate, as such, shall not be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares which may at any time be issuable upon the exercise hereof, nor shall anything contained herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of trustees or upon any matter submitted to shareholders at any meeting of the Company, or to give or withhold consent to any trust action, or to receive notice of meetings or other actions affecting shareholders, or otherwise, until all or a portion of the Rights evidenced by this Rights Certificate have been exercised, payment in full of the Subscription Price for the Common Shares subscribed for has been made, all necessary documentation has been received by the Company and the Common Shares have been issued.

      The Rights represented by this Rights Certificate may be executed by completing the appropriate sections on the reverse side hereof and by returning the full payment for the shares subscribed for under the Basic Subscription (the "Basic Subscription Payment") in accordance with the Instructions.

      This Rights Certificate shall not be valid for any purpose unless countersigned by the Subscription Agent.

      WITNESS the facsimile seal of the Company and facsimile signature of the proper officers thereof.

DATED: March 22, 2006

                                             WINTHROP REALTY TRUST

                                             By:
                                                 -------------------------------
                                             Chief Executive Officer


                                             Attest:

                                             -----------------------------------
                                             Secretary


                                             COUNTERSIGNED:

                                             NATIONAL CITY BANK,
                                             as Subscription Agent

                                             By:
                                                 -------------------------------


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

                                    (REVERSE)

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                      BOX 1 --- BASIC SUBSCRIPTION EXERCISE

      TO EXERCISE THE BASIC SUBSCRIPTION, complete this Box 1 and Boxes 4 and 5 below and return this Rights Certificate, with the Basic Subscription Payment, to National City Bank at the address set forth below.

Number of Rights Exercised: _____________________________

Payment due on exercise of the Basic Subscription is number of Rights exercised above x $5.25 = $______________________.

|_| Check here if Rights are being exercised pursuant to a Notice of Guaranteed Delivery delivered to the Subscription Agent prior to the Expiration Time and complete the Notice of Guaranteed Delivery provided with the Prospectus.

Method of Payment (check one):

|_| Uncertified Check. Please note that funds paid by uncertified personal check may take at least five business days to clear. If your funds do not clear your bank before Expiration Time, your request for shares will not be accepted.

|_| Certified Check or Bank Check drawn on a U.S. bank or Money Order payable to National City Bank.

|_| Wire transfer directed to the National City Bank. (Call (800) 622-6757 for wire instructions.)

      If the amount enclosed or transmitted is not sufficient to fulfill the Basic Subscription Payment for all Common Shares, or if the number of Common Shares being subscribed for is not specified, the number of Common Shares subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount under the Basic Subscription. If the amount enclosed or transmitted exceeds the aggregate Subscription Price for all Common Shares that the undersigned has the right to purchase pursuant to the Basic Subscription (the "Subscription Excess"), the Subscription Agent shall return the Subscription Excess to the subscriber without interest or deduction.
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                  BOX 2 -- OVERSUBSCRIPTION PRIVILEGE EXERCISE

      TO EXERCISE THE OVERSUBSCRIPTION PRIVILEGE, complete this Box 2 as well as Boxes 1, 4 and 5, and, if applicable, Box 3. You may not exercise the Oversubscription Privilege unless you have satisfied the conditions set forth in the Prospectus and exercised your Basic Subscription in full or, in the case of securities held in street name, the particular beneficial owner has exercised its Basic Subscription in full. (The actual number of Common Shares available for purchase will depend upon the number of Rights exercised by all holders pursuant to the Basic Subscription and the other shareholders exercising the Oversubscription Privilege, and is subject to proration and reduction as described in the Prospectus.)

Number of Common Shares Subscribed for under Oversubscription Privilege:
_______________*

Payment for shares subscribed to under the Oversubscription Privilege is not due until five business days after notification of how many shares have been allocated to you under the Oversubscription Privilege. At such time, you will be obligated to deliver payment equal to the number of Common Shares subscribed for that are allocated to you under the Oversubscription Privilege x $5.25 per Common Share.

* Subject to proration and reduction by the Company under certain circumstances as described in the Prospectus.
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

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                          BOX 3 -- 9.8% WAIVER REQUEST

      If you anticipate that the exercise of your Rights will result in your beneficially owning in excess of 9.8% of Winthrop's common shares you must request a waiver from the 9.8% limitation contained in Winthrop's declaration of trust and by-laws by checking this box*: |_|

* Please see the Instructions for guidance on determining whether you will need to request a waiver.
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  BOX 4 -- SIGNATURE, PAYMENT INSTRUCTIONS; REPRESENTATIONS AND WARRANTIES AND
                                 CERTIFICATIONS

    Payment in Full for All Common Shares Subscribed for under Section 1 Must
                        Accompany this Rights Certificate

      Total payment due under Box 1 = $_______________.

      I hereby represent, warrant and certify that (i) I have been provided with a copy of each of the Prospectus and the Instructions, (ii) I hereby subscribe for the number of Common Shares indicated in Boxes 1 and 2 on the terms and conditions set forth in the Prospectus and in the Instructions, (iii) I hereby tender the aggregate Basic Subscription Payment, and (iv) I hereby agree to pay for all shares allocated to me under the Oversubscription Privilege within five business days following the notification informing me how many shares that I subscribed for under Box 2 have been allocated to me.

      I understand that my Rights will be deemed exercised only when, subject to certain conditions described in the Prospectus, a properly completed and duly executed Rights Certificate and payment of the full Subscription Price with respect to such exercise have been received by the Subscription Agent.

      IMPORTANT - RIGHTS HOLDERS SIGN HERE AND COMPLETE SUBSTITUTE FORM W-9
                               IN SECTION 5 BELOW

Authorized Signature(s) of Subscriber(s):_______________________________________

Print Name(s): _________________________________________________________________

Address: _______________________________________________________________________
                                (Including Zip Code)

Telephone Number(s): (_____) __________________; (_____) __________________

(Must be signed by the Rights Holder(s) exactly as name(s) appear(s) on this Rights Certificate. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting as a fiduciary or representative capacity, please provide the following information. See Instructions.)

Authorized Signature(s):________________________________________________________

Print Name(s):__________________________________________________________________

Capacity:_______________________________________________________________________

Address:________________________________________________________________________

________________________________________________________________________________
(Including Zip Code)

Telephone Number(s): (_____) __________________; (_____) __________________
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

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      Please mail or deliver check or money order or wire transfer cash payable to National City Bank, for the aggregate Subscription Price due under the Basic Subscription to the Subscription Agent at the appropriate address below:

If by mail:             If by hand:                     If by Overnight Courier:
-----------             -----------                     ------------------------

National City Bank      c/o The Depository Trust        National City Bank
Corporate Actions       Company                         Corporate Actions
Processing Center       Transfer Agent Drop Service     Processing Center
P.O. Box 859208         55 Water Street                 161 Bay State Drive
Braintree, MA           Jeanette Park Entrance          Braintree, MA  02184
02185-9208              New York, NY  100041

                        or

                        National City Bank
                        Corporate Trust Operations
                        3rd floor - North Annex
                        4100 West 150th Street
                        Cleveland, OH  44135

      The Subscription Agent's facsimile number for eligible institutions only is (781)380-3388. The telephone number for confirmation of receipt of facsimiles is (781)843-1833 x200.

      If you have any questions, please call our Information Agent, MacKenzie Partners, Inc., toll free at (800) 322-2885 or (212) 929-5500 (collect) or via email at proxy@mackenziepartners.com.
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                          BOX 5 -- SUBSTITUTE FORM W-9

  PLEASE CERTIFY YOUR TAXPAYER I.D. OR SOCIAL SECURITY NUMBER BY SIGNING BELOW

Insert correct
Taxpayer I.D.
Number here:                                             |_|_|_|_|_|_|_|_|_|_|_|

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding and

3.    I am a U.S. person (including a U.S. resident alien).

Certification Instructions. You must cross out Item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature: __________________________________   Date: __________________________
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

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                         BOX 6 -- DELIVERY INSTRUCTIONS

  (Fill out ONLY if delivery is to be made to an address not shown on the face of this Rights Certificate.)

Name(s): _______________________________________________________________________

Address: _______________________________________________________________________

                           Special Guarantee Medallion


              ____________________________________________________
                    (Title of Officer Signing this Guarantee


              ____________________________________________________
                        (Name of Guarantor - Please Print


              ____________________________________________________
                           (Address of Guarantor Firm

              ____________________________________________________

              ____________________________________________________

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Acceptance or rejection by the Company of the subscription specified on this
Rights Certificate shall be effective in accordance with the terms set forth in the Prospectus and the Instructions. Exercise of the Rights represented hereby shall not be deemed complete, the registered holder of the Rights whose name is inscribed hereon shall have no binding right to become the legal or beneficial owner of Common Shares issuable upon exercise of the Rights evidenced hereby, unless and/or until (i) the Expiration Time occurs and (ii) the other conditions to exercise described in the Prospectus and the Instructions are satisfied. All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Company, whose determination shall be final and binding.


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